SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549
                                    Form 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): March 27, 2003

                                  YP.Net, Inc.
             (Exact name of registrant as specified in its charter)

            NEVADA                 0-24217                    85-0206668
(State or other Jurisdiction     (Commission                 (IRS Employer
      of incorporation           File Number)              Identification No.)

              4840 East Jasmine Street, Suite 105, Mesa, AZ 85205
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 480-654-9646

Item  1.  CHANGES IN CONTROL OF REGISTRANT

     N/A

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     N/A

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

ITEM  4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     The Registrant's certifying accountant, Weber & Company, P.C. has ceased operations as a separate entity effective December 31, 2001, in conjunction with the forming a new entity, Epstein, Weber & Conover, P.L.C., Certified Public Accountants. The registrant has engaged the new entity, Epstein, Weber & Conover, P.L.C., Certified Public Accountants as its auditors.

Weber & Company, P. C. issued its unqualified opinion on the registrant's financial statements dated December 20, 2001, as of and for the year ended September 30, 2001.

     During the Registrant's two most recent fiscal years ended September 30, 2001, and interim periods, there were no disagreements with Weber & Company, P.C. with respect to matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Weber & Company, P.L.C. satisfaction would have caused Weber & Company, P.L.C. to make reference to the subject matter of the disagreement in connection with its reports on the Registrant's consolidated financial statements for such years.

     Weber & Company, P.C. has not advised the registrant of the matters outlined in Item 304 (a)(1)(iv)(B) of Regulation S-B with respect to internal accounting controls, management representations, scope of the audit and material matters coming to their attention that would impact the financial statements


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and their audit report for the Registrant's two most recent fiscal years ended
September 30, 2001 and interim periods.

     Prior to engaging Epstein, Weber & Conover, PLC, the registrant had not consulted with them on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements.

Item  5.  Other Events and Regulation FD Disclosure

     N/A

Item  6.  Resignations of Registrant's Directors

     N/A

Item  7.  Financial Statements and Exhibits

     (1) Letter from former accountants

Item  8.  Change in Fiscal Year

     N/A

Item  9.  Regulation FD Disclosure

     N/A

 Pursuant to the requirements of the Securities Exchange Act of registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  YP.Net, Inc.
                              By: /s/ Angelo Tullo
                       ----------------------------------
                                  Angelo Tullo


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